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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 13, 2001
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                               Celsion Corporation
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               (Exact Name of Registrant as Specified in Charter)

             Delaware                              000-14242                           52-1256615
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   (State or Other Jurisdiction                   (Commission                        (IRS Employer
        of Incorporation)                        File Number)                     Identification No.)



10220-I Old Columbia Road, Columbia, Maryland                                              21046-1705
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(Address of principal executive office)                                                      (Zip Code)


Registrant's telephone number, including area code:  (410) 290-5390
                                                     ---------------------------


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          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events

On December 13, 2001, Celsion Corporation (the "Company") completed a first closing on its private placement (the "Offering") of units ("Units") consisting of one share of common stock, par value $0.01 per share and a warrant to purchase one share of Celsion common stock, at a price of $0.50 per Unit. The Offering is being conducted on a $3,000,000 - $5,000,000 (6,000,000 -10,000,000
Units) "minimum - maximum" basis, with an oversubscription allowance that would permit the Company to raise up to an additional $1,250,000 by selling up to 2,500,000 additional Units. At the first closing, the Company received gross proceeds in the amount of $3,360,000.

The Company commenced the Offering on October 11, 2001, with an initial termination date of November 30, 2001, subject to extension until January 31, 2002 at the election of the Company and its placement agent. On November 28, 2001, the Company and its placement agent elected to extend the term of the Offering until January 31, 2002, subject to earlier termination by the Company or upon receipt of the maximum proceeds.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      CELSION CORPORATION



Date: December 14, 2001               By: /s/ ANTHONY P. DEASEY
                                         -------------------------------
                                          Anthony P. Deasey
                                          Senior Vice President - Finance and
                                          Chief Financial Officer



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